Exhibit 10.5

EXECUTION VERSION

AMENDMENT NO. 2
TO THE ABL CREDIT AGREEMENT

AMENDMENT NO. 2 (this “Amendment”), dated as of October 8, 2013, among 99¢ ONLY STORES (the successor by merger with Number Merger Sub, Inc.) (the “Borrower”), NUMBER HOLDINGS, INC. (“Holdings”), each other Loan Party party hereto, each Lender party hereto and ROYAL BANK OF CANADA (“Royal Bank”), as Administrative Agent (in such capacity, the “Administrative Agent”), to the Existing Credit Agreement (as defined below).  Unless otherwise indicated, capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Existing Credit Agreement referred to below.

PRELIMINARY STATEMENTS:

Holdings, the Borrower, the Lenders party thereto, Royal Bank, as Administrative Agent and as Collateral Agent and the other agents party thereto, entered into that certain $175,000,000 Credit Agreement dated as of January 13, 2012 (as amended by Amendment No. 1 to the ABL Credit Agreement, dated as of April 4, 2012, and as may be further amended, restated, amended and restated, supplemented, or otherwise modified from time to time prior to the date of this Amendment, the “Existing Credit Agreement”; as amended by this Amendment and as otherwise may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; and the Lenders party to the Existing Credit Agreement immediately prior to the effectiveness of this Amendment being the “Existing Lenders”).

In connection with this Amendment, the Borrower is amending the Term Facility Credit Agreement to provide for the incurrence of new term loans thereunder, the proceeds of which are intended to finance certain share repurchases of Holdings and/or its direct or indirect parents (which, for the avoidance of doubt, may take the form of Restricted Payments to a direct or indirect parent of the Borrower in order to (x) make such share repurchases, (y) to refinance indebtedness, in whole or in part, of such direct or indirect parent incurred to finance such share repurchases, or (z) effect a combination of the actions described in foregoing sub-clauses (x) and (y) (the “Share Repurchase”) in an aggregate amount not to exceed $130.0 million.

Holdings, the Borrower, the Administrative Agent and the Requisite Lenders have agreed to amend the Existing Credit Agreement on the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

SECTION 1.                            Amendments to the Existing Credit Agreement.  The Existing Credit Agreement is, effective as of the Amendment Effective Date (as defined below), hereby amended as follows:

(a)                                 Section 1.1 of the Existing Credit Agreement is amended by inserting the following new definitions in their correct alphabetical order:

“Amendment No. 2” means Amendment No. 2 to this Agreement, dated as of October 8, 2013, among Holdings, the Borrower, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.

“Amendment No. 2 Effective Date” means the “Amendment Effective Date” under and as defined in Amendment No. 2.

“Share Repurchase” has the meaning specified in Amendment No. 2.

(b)                                 The definition of “Fixed Charge Coverage Ratio” in Section 1.1 of the Existing Credit Agreement is amended by replacing the reference to “Maintenance Capital Expenditures” therein with “Capital Expenditures”.

(c)                                  The definition of “Payment Conditions” in Section 1.1 of the Existing Credit Agreement is amended and restated in its entirety as follows:

“Payment Conditions” means, at any time of determination, that (a) no Event of Default exists immediately prior to the making of the subject Specified Payment or would thereafter result from the making of the subject Specified Payment, (b) for five (5) consecutive Business Days immediately prior to such Specified Payment and immediately after giving Pro Forma Effect to such Specified Payment, Excess Availability shall be at least the greater of (i) 15.0% of the Maximum Credit and (ii) $20,000,000 and (c) the Fixed Charge Coverage Ratio as of the end of the most recently ended Test Period for which financial statements have been or are required to have been delivered pursuant to Section 7.1(a) or (b) shall be greater than or equal to 1.00 to 1.00 after giving Pro Forma Effect to such Specified Payment as if such Specified Payment (if applicable to such calculation) had been made as of the first day of such period (the “Pro Forma Fixed Charge Coverage Ratio”), and, in each case, the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, (A) certifying that no Event of Default exists immediately prior to the making of the subject Specified Payment or would thereafter result from the making of such subject Specified Payment and (B) setting forth a reasonably detailed calculation of the Pro Forma Fixed Charge Coverage Ratio; provided that the condition described in the foregoing clause (c) (and the related certification) shall not be required in respect of a Specified Payment if, for five (5) consecutive Business Days immediately prior to such Specified Payment, and immediately after giving Pro Forma Effect to such Specified Payment, Excess Availability shall be at least the greater of (i) 25.0% of the Maximum Credit and (ii) $40,000,000.

(d)                                 Clause (c) of the definition of “Permitted Sale-Leaseback Transaction” in Section 1.1 of the Existing Credit Agreement is amended and restated as follows: “(c) the Net Cash Proceeds from such transaction are used by the Borrower or such Restricted Subsidiary to prepay outstanding Indebtedness (including any Junior Financing) or reinvested or used in accordance with and to the extent required by Section 2.4(b) of the Term Facility Credit Agreement”.

(e)                                  The definition of “Rollover Investor Put” in Section 1.1 of the Existing Credit Agreement is amended and restated as follows:

“Rollover Investor Put” means the put right held by certain members of the Management Group pursuant to each such member’s employment agreement with the Borrower, or the agreement by any such members to sell Equity Interests in the Borrower or its direct or indirect parent to the Borrower or its direct or indirect parent.

(f)                                   Section 9.2(r) of the Existing Credit Agreement is amended by deleting the phrase “from the Available Amount” therefrom.

(g)                                  Section 9.6(l) of the Existing Credit Agreement is amended by deleting the phrase “out of the Available Amount” therefrom.

(h)                                 Section 9.6(n) of the Existing Credit Agreement is amended and restated in its entirety as follows:

(i)                                     “(n)                           Restricted Payments by the Borrower, including to a direct or indirect parent of the Borrower, for the purpose of funding the repurchase of Equity Interests pursuant to the Rollover Investor Put in an aggregate amount not to exceed $37,500,000;”

(j)                                    Section 9.11(i) of the Existing Credit Agreement is amended by deleting the phrase “out of the Available Amount” therefrom.

(k)                                 Section 9.14 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with “[Reserved]”.

In consideration for the amendments contained herein, the Borrower hereby agrees that the Restricted Payments made to fund the Share Repurchase shall be applied to the exceptions contained in Section 9.6 of the Credit Agreement in the following order (in each case, to the full extent that Restricted Payments are available thereunder at the time of determination): first, to Section 9.6(f); second, to Section 9.6(n); third, to Section 9.6(l); and fourth, to Section 9.6(k).

SECTION 2.                            Conditions to Effectiveness.  This Amendment shall become effective as of the first date (the “Amendment Effective Date”) when, and only when, each of the following conditions have been satisfied (or waived) in accordance with the terms therein:

(a)                                 The Administrative Agent shall have received counterparts of this Amendment executed by Holdings, the Borrower, the other Loan Parties, the Administrative Agent and the Requisite Lenders.

(b)                                 The Borrower shall have paid (i) all reasonable, documented and invoiced fees payable to Royal Bank as agreed in writing between Royal Bank and the Borrower and (ii) all reasonable fees, expenses and disbursements of Paul Hastings LLP, as counsel for the Administrative Agent, incurred in connection with the preparation, negotiation and execution of this Amendment to the extent invoiced at least three (3) Business Days prior to the date hereof.

(c)                                  (i) On and as of the Amendment Effective Date, both immediately before and immediately after giving effect to the effectiveness of this Amendment, (A) the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document shall be true and correct in all material respects; provided that, to the extent such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; and provided, further that, any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates and (B) no Default shall exist, or would result from, the execution or delivery of this Amendment and (ii) the Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower certifying as to the matters set forth in this Section 2(c).

(d)                                 All conditions to effectiveness contained in Section 3(a) of that certain Amendment No. 2 to the $525,000,000 Credit Agreement, dated as of October 8, 2013, among the Borrower, Holdings, the loan parties party thereto, each Participating Lender (as defined therein) party or consenting thereto and Royal Bank, as Administrative Agent (as defined therein), other than the condition set forth in Section 3(a)(xii) thereof, shall have been, or concurrently with the effectiveness of this Amendment be, satisfied (or waived).

SECTION 3.                            Consent and Affirmation of the Loan Parties.  Each Loan Party (prior to and after giving effect to this Amendment) hereby consents to the amendment of the Existing Credit Agreement effected hereby and confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Existing Credit Agreement, this Amendment or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended or modified by this Amendment.  For greater certainty and without limiting the foregoing, each Loan Party hereby confirms that the existing security interests granted by such Loan Party in favor of the Secured Parties pursuant to the Loan Documents in the Collateral described therein shall continue to secure the obligations of the Loan Parties under the Credit Agreement and the other Loan Documents as and to the extent provided in the Loan Documents.

SECTION 4.                            Representations and Warranties.  (a) Each Loan Party represents and warrants, on and as of the Amendment Effective Date, that: (i) it has the corporate or other organizational power to execute and deliver this Amendment, and all corporate or other organizational action required to be taken by it for the execution, delivery and performance by it of this Amendment and the consummation of the transactions contemplated hereby has been taken; (ii) this Amendment has been duly authorized, executed and delivered by it; and (iii) no action, consent or approval of, registration or filing with or any other action by any Governmental Authority is required to be obtained by it in connection with the execution and delivery of this Amendment, except for such actions, consents, approvals, registrations or filings as have been taken or the failure of which to be obtained or made could not reasonably be expected to have a Material Adverse Effect.

(b)                                 Each Loan Party hereby represents and warrants that, on and as of the Amendment Effective Date, both immediately before and immediately after giving effect to this Amendment, no Default has occurred and is continuing.

SECTION 5.                            Reference to and Effect on the Credit Agreement.

(a)                                 On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof’ or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended and otherwise modified by this Amendment.

(b)                                 The Credit Agreement, as specifically amended and otherwise modified by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.  This Amendment shall be a “Loan Document” for purposes of the definition thereof in the Credit Agreement.

(c)                                  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent or the Collateral Agent under the Credit Agreement or any other Loan Document.

SECTION 6.                            Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or in “pdf” or similar format by electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7.                            Governing Law.  This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 8.                            Headings.  Section headings are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

SECTION 9.                            Severability.  In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired hereby.

SECTION 10.                     Notices; Successors; Waiver of Jury Trial.  All communications and notices hereunder shall be given as provided in the Credit Agreement.  The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.  Each of the parties hereto irrevocably waives trial by jury in any action or proceeding with respect to this Amendment or any other Loan Document.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective authorized officers as of the date first above written.

NUMBER HOLDINGS, INC.,
as Holdings

By:	/s/ Frank Schools
Name:	Frank Schools
Title:	Senior Vice President, Chief Financial Officer

99¢ ONLY STORES,
as the Borrower

By:	/s/ Frank Schools
Name:	Frank Schools
Title:	Senior Vice President, Chief Financial Officer

99 CENTS ONLY STORES TEXAS, INC.,
as a Guarantor

By:	/s/ Frank Schools
Name:	Frank Schools
Title:	Senior Vice President, Chief Financial Officer

[Signature Page to Amendment No. 2 to the ABL Credit Agreement]

ROYAL BANK OF CANADA,
as Administrative Agent

By:	/s/ Susan Khokher
Name:	Susan Khokher
Title:	Manager, Agency

[Signature Page to Amendment No. 2 to the ABL Credit Agreement]

ROYAL BANK OF CANADA,
as a Lender

By:	/s/ Gordon MacArthur
Name:	Gordon MacArthur
Title:	Authorized Signatory

[Signature Page to Amendment No. 2 to the ABL Credit Agreement]

BANK OF MONTREAL,
as a Lender

By:	/s/ Jason Hoefler
Name:	Jason Hoefler
Title:	Director

[Signature Page to Amendment No. 2 to the ABL Credit Agreement]

CITY NATIONAL BANK,
as a Lender

By:	/s/ Mia Bolin
Name:	Mia Bolin
Title:	Vice President

[Signature Page to Amendment No. 2 to the ABL Credit Agreement]

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as a Lender

By:	/s/ Dusan Lazarov
Name:	Dusan Lazarov
Title:	Director

By:	/s/ Marcus M Tarkington
Name:	Marcus M Tarkington
Title:	Director

[Signature Page to Amendment No. 2 to the ABL Credit Agreement]

HSBC BANK USA, N.A.,
as a Lender

By:	/s/ Andrew Hietala
Name:	Andrew Hietala
Title:	Senior Vice President

[Signature Page to Amendment No. 2 to the ABL Credit Agreement]

SIEMENS FINANCIAL SERVICES, INC.,
as a Lender

By:	/s/ Jeffrey B Iervese
Name:	Jeffrey B Iervese
Title:	Vice President

By:	/s/ John Finore
Name:	John Finore
Title:	Vice President

[Signature Page to Amendment No. 2 to the ABL Credit Agreement]